Exhibit 99.1

Apple Reports First Quarter Results

Highest Quarterly Revenue and Earnings Ever

All-Time Record iPhone, iPad and Mac Sales

CUPERTINO, California—January 24, 2012—Apple® today announced financial results for its fiscal 2012 first quarter which spanned 14 weeks and ended December 31, 2011. The Company posted record quarterly revenue of $46.33 billion and record quarterly net profit of $13.06 billion, or $13.87 per diluted share. These results compare to revenue of $26.74 billion and net quarterly profit of $6 billion, or $6.43 per diluted share, in the year-ago quarter. Gross margin was 44.7 percent compared to 38.5 percent in the year-ago quarter. International sales accounted for 58 percent of the quarter’s revenue.

The Company sold 37.04 million iPhones in the quarter, representing 128 percent unit growth over the year-ago quarter. Apple sold 15.43 million iPads during the quarter, a 111 percent unit increase over the year-ago quarter. The Company sold 5.2 million Macs during the quarter, a 26 percent unit increase over the year-ago quarter. Apple sold 15.4 million iPods, a 21 percent unit decline from the year-ago quarter.

“We’re thrilled with our outstanding results and record-breaking sales of iPhones, iPads and Macs,” said Tim Cook, Apple’s CEO. “Apple’s momentum is incredibly strong, and we have some amazing new products in the pipeline.”

“We are very happy to have generated over $17.5 billion in cash flow from operations during the December quarter,” said Peter Oppenheimer, Apple’s CFO. “Looking ahead to the second fiscal quarter of 2012, which will span 13 weeks, we expect revenue of about $32.5 billion and we expect diluted earnings per share of about $8.50.”

Apple will provide live streaming of its Q1 2012 financial results conference call beginning at 2:00 p.m. PST on January 24, 2012 at www.apple.com/quicktime/qtv/earningsq112. This webcast will also be available for replay for approximately two weeks thereafter.

This press release contains forward-looking statements including without limitation those about the Company’s estimated revenue and earnings per share. These statements involve risks and uncertainties, and actual results may differ. Risks and uncertainties include without limitation the effect of competitive and economic factors, and the Company’s reaction to those factors, on consumer and business buying decisions with respect to the Company’s products; continued competitive pressures in the marketplace; the ability of the Company to deliver to the marketplace and stimulate customer demand for new programs, products, and technological innovations on a timely basis; the effect that product introductions and transitions, changes in product pricing or mix, and/or increases in component costs could have on the Company’s gross margin; the inventory risk associated with the Company’s need to order or commit to order product components in advance of customer orders; the continued availability on acceptable terms, or at all, of certain components and services essential to the Company’s business currently obtained by the Company from sole or limited sources; the effect that the Company’s dependency on manufacturing and logistics services provided by third parties may have on the quality, quantity or cost of products manufactured or services rendered; risks associated with the Company’s international operations; the Company’s reliance on third-party intellectual property and digital content; the potential impact of a finding that the Company has infringed on the intellectual property rights of others; the Company’s dependency on the performance of distributors, carriers and other resellers of the Company’s products; the effect that product and service quality problems could have on the Company’s sales and operating profits; the continued service and availability of key executives and employees; war, terrorism, public health issues, natural disasters, and other circumstances that could disrupt supply, delivery, or demand of products; and unfavorable results of other legal proceedings. More information on potential factors that could affect the Company’s financial results is included from time to time in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s public reports filed with the SEC, including the Company’s Form 10-K for the fiscal year ended September 24, 2011 and its Form 10-Q for the fiscal quarter ended December 31, 2011 to be filed with the SEC. The Company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.

Apple designs Macs, the best personal computers in the world, along with OS X, iLife, iWork and professional software. Apple leads the digital music revolution with its iPods and iTunes online store. Apple has reinvented the mobile phone with its revolutionary iPhone and App Store, and is defining the future of mobile media and computing devices with iPad.

Press Contact:

Steve Dowling

Apple

dowling@apple.com

(408) 974-1896

Investor Relations Contacts:

Nancy Paxton

Apple

paxton1@apple.com

(408) 974-5420

Joan Hoover

Apple

hoover1@apple.com

(408) 974-4570

NOTE TO EDITORS: For additional information visit Apple’s PR website (www.apple.com/pr), or call Apple’s Media Helpline at (408) 974-2042.

© 2012 Apple Inc. All rights reserved. Apple, the Apple logo, Mac, Mac OS and Macintosh are trademarks of Apple. Other company and product names may be trademarks of their respective owners.

Apple Inc.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except number of shares which are reflected in thousands and per share amounts)

	September 30,	September 30,
	Three Months Ended
	December 31, 2011	December 25, 2010
Net sales	$46,333	$26,741
Cost of sales (1)	25,630	16,443

Gross margin	20,703	10,298

Operating expenses:
Research and development (1)	758	575
Selling, general and administrative (1)	2,605	1,896

Total operating expenses	3,363	2,471

Operating income	17,340	7,827
Other income and expense	137	136

Income before provision for income taxes	17,477	7,963

Provision for income taxes	4,413	1,959

Net income	$13,064	$$6,004

Earnings per common share:
Basic	$14.03	$6.53
Diluted	$13.87	$6.43

Shares used in computing earnings per share:
Basic	931,041	919,294
Diluted	941,572	933,154

(1) Includes share-based compensation expense as follows:
Cost of sales	$63	$52
Research and development	$160	$113
Selling, general and administrative	$197	$134

Apple Inc.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions, except number of shares which are reflected in thousands)

	September 30,	September 30,
	December 31, 2011	September 24, 2011

ASSETS:

Current assets:
Cash and cash equivalents	$10,310	$9,815
Short-term marketable securities	19,846	16,137
Accounts receivable, less allowances of $78 and $53, respectively	8,930	5,369
Inventories	1,236	776
Deferred tax assets	1,937	2,014
Vendor non-trade receivables	7,554	6,348
Other current assets	4,958	4,529

Total current assets	54,771	44,988

Long-term marketable securities	67,445	55,618
Property, plant and equipment, net	7,816	7,777
Goodwill	896	896
Acquired intangible assets, net	3,472	3,536
Other assets	4,281	3,556

Total assets	$138,681	$116,371

LIABILITIES AND SHAREHOLDERS’ EQUITY:

Current liabilities:
Accounts payable	$18,221	$14,632
Accrued expenses	11,500	9,247
Deferred revenue	4,886	4,091

Total current liabilities	34,607	27,970

Deferred revenue – non-current	2,187	1,686
Other non-current liabilities	11,833	10,100

Total liabilities	48,627	39,756

Commitments and contingencies

Shareholders’ equity:
Common stock, no par value; 1,800,000 shares authorized; 932,214 and 929,277 shares issued and outstanding, respectively	13,961	13,331
Retained earnings	75,709	62,841
Accumulated other comprehensive income	384	443

Total shareholders’ equity	90,054	76,615

Total liabilities and shareholders’ equity	$138,681	$116,371

Apple Inc.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

	September 30,	September 30,
	Three Months Ended
	December 31, 2011	December 25, 2010
Cash and cash equivalents, beginning of the period	$9,815	$11,261

Operating activities:
Net income	13,064	6,004
Adjustments to reconcile net income to cash generated by operating activities:
Depreciation, amortization and accretion	721	356
Share-based compensation expense	420	299
Deferred income tax expense	1,456	823
Changes in operating assets and liabilities:
Accounts receivable, net	(3,561)	(517)
Inventories	(460)	166
Vendor non-trade receivables	(1,206)	(433)
Other current and non-current assets	(962)	(558)
Accounts payable	4,314	2,346
Deferred revenue	1,296	634
Other current and non-current liabilities	2,472	653

Cash generated by operating activities	17,554	9,773

Investing activities:
Purchases of marketable securities	(40,175)	(19,575)
Proceeds from maturities of marketable securities	3,038	3,279
Proceeds from sales of marketable securities	21,472	6,853
Payments for acquisition of property, plant and equipment	(1,321)	(1,214)
Payments for acquisition of intangible assets	(108)	(49)
Other	(34)	(23)

Cash used in investing activities	(17,128)	(10,729)

Financing activities:
Proceeds from issuance of common stock	91	208
Excess tax benefits from equity awards	333	454
Taxes paid related to net share settlement of equity awards	(355)	(233)

Cash generated by financing activities	69	429

Increase/(decrease) in cash and cash equivalents	495	(527)

Cash and cash equivalents, end of the period	$10,310	$10,734

Supplemental cash flow disclosure:
Cash paid for income taxes, net	$1,474	$826